UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Vanguard Natural Resources, LLC (the “Company”) held its 2014 Annual Meeting of Unitholders (the “Annual Meeting”) on June 5, 2014. At the Annual Meeting, the Company’s unitholders were requested to (i) elect five directors to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting of Unitholders, (ii) to approve a non-binding advisory vote on executive compensation and (iii) ratify the appointment of BDO USA, LLP as independent auditor of the Company for the fiscal year ending December 31, 2014. Each of these items is more fully described in the Company’s proxy statement filed on April 17, 2014 (the “Proxy”).
The final results of the matters voted upon at the Annual Meeting are as follows:
Proposal No. 1 — Election of Directors: The election of each of the five nominees for the Company’s Board of Directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
W. Richard Anderson	21,175,579	569,856	49,392,351
Bruce W. McCullough	21,348,537	396,898	49,392,351
Richard A. Robert	21,101,486	643,949	49,392,351
Loren Singletary	21,339,604	405,831	49,392,351
Scott W. Smith	21,342,467	402,968	49,392,351

Proposal No. 2 — To approve a non-binding advisory vote on executive compensation: The compensation of the Company’s executive officers was approved on an advisory basis as follows:

For	Against	Abstain
18,493,151	1,849,940	1,402,328

Proposal No. 3 — Ratification of the Appointment of BDO USA, LLP: The appointment of BDO USA, LLP was approved as follows:

For	Against	Abstain
69,933,550	718,671	485,565

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VANGUARD NATURAL RESOURCES, LLC

By:        /s/ Scott W. Smith
Name:    Scott W. Smith
Title:    President, Chief Executive Officer and Director
June 5, 2014